Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports First Quarter Earnings and EPS ($.38)

FIRST QUARTER HIGHLIGHTS

•      Diluted earnings per share of 38 cents

•      Net income of $47.4 million

•      Return on average assets of 1.18 percent

•      Return on average common equity of 17.08 percent

•      Average Power Assets® increased by $1.2 billion, or 10.7 percent

EARNINGS SUMMARY					Table 1
($ in thousands, except per-share data)				Percent Change
	1Q	4Q	1Q	1Q08 vs	1Q08 vs
	2008	2007	2007	4Q07	1Q07
Net income	$47,426	$62,817	82,724	(24.5)%	(42.7)%
Diluted earnings per common share	.38	.50	.65	(24.0)	(41.5)

Financial Ratios (1)
Return on average assets	1.18%	1.60%	2.24%
Return on average common equity	17.08	23.55	31.81
Net interest margin	3.84	3.83	4.00
Net charge-offs as a percentage of average loans and leases	.44	.46	.10

(1) Annualized

WAYZATA, MN, April 22, 2008 — TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of 38 cents for the first quarter of 2008, compared with 65 cents in 2007. Net income for the first quarter of 2008 was $47.4 million, compared with $82.7 million for the first quarter of 2007. Net income for the first quarter of 2008 included an $8.3 million pre-tax gain from Visa’s initial public offering, a $3.8 million pre-tax expense reduction related to a decrease in TCF’s estimated contingent obligation in regard to TCF’s Visa USA litigation indemnification and $6.3 million in pre-tax gains on sales of securities, for a combined after-tax impact of 10 cents per diluted share. Net income for the first quarter of 2007 included a $31.2 million pre-tax gain on the sale of 10 out-state Michigan branches and an $8.5 million reduction of income tax expense related to a favorable settlement with the Internal Revenue Service, for a combined after-tax impact of 23 cents per diluted share. TCF also recorded $30 million of provision for credit losses in the first quarter of 2008, as compared with $4.7 million in the first quarter of 2007.

Return on average assets (“ROA”) was 1.18 percent and return on average common equity (“ROE”) was 17.08 percent for the first quarter of 2008, compared with 2.24 percent and 31.81 percent, respectively, for the first quarter of 2007.

Chief Executive Officer’s Statement

“TCF’s results were impacted by the depressed housing markets and a weakening economy,” said Lynn A. Nagorske,CEO, TCF Financial Corporation. “Despite these challenges TCF experienced significant growth in Power Assets and Power Liabilities. TCF also improved its net interest margin, strengthened it’s credit loss reserves and remained well-capitalized.”

Total Revenue					Table 2
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q08 vs	1Q08 vs
	2008	2007	2007	4Q07	1Q07
Net interest income	$142,829	$139,571	$135,477	2.3%	5.4%
Fees and other revenue:
Fees and service charges	63,547	72,331	62,022	(12.1)	2.5
Card revenue	24,771	25,058	23,261	(1.1)	6.5
ATM revenue	7,970	8,306	8,749	(4.0)	(8.9)
Investments and insurance	3,235	2,736	2,178	18.2	48.5
Total banking fees	99,523	108,431	96,210	(8.2)	3.4
Leasing and equipment finance	12,134	14,841	14,001	(18.2)	(13.3)
Other	1,048	1,573	1,953	(33.4)	(46.3)
Total fees and other revenue	112,705	124,845	112,164	(9.7)	.5
Visa share redemption	8,308	—	—	N.M.	N.M.
Gains on sales of securities available for sale	6,286	11,261	—	(44.2)	N.M.
Gains on sales of branches and real estate	—	2,752	31,173	(100.0)	(100.0)
Total non-interest income	127,299	138,858	143,337	(8.3)	(11.2)
Total revenue	$270,128	$278,429	$278,814	(3.0)	(3.1)

Net interest margin (1)	3.84%	3.83%	4.00%
Fees and other revenue as a % of:
Total revenue	41.72	44.84	40.23
Average assets (1)	2.79	3.18	3.03

N.M. = Not Meaningful
(1) Annualized

Net Interest Income

TCF’s net interest income for the first quarter of 2008 was $142.8 million, up $7.4 million, or 5.4 percent, from the first quarter of 2007 and up $3.3 million, or 2.3 percent, from the fourth quarter of 2007. The increase in net interest income from the first quarter of 2007 was primarily attributable to a $1.3 billion, or 9.3 percent, increase in average interest-earning assets, partially offset by a 16 basis point reduction in net interest margin. The increase in net interest income from the fourth quarter of 2007 was primarily due to a $398.7 million increase in interest-earning assets and a one basis point increase in net interest margin.

Net interest margin in the first quarter of 2008 was 3.84 percent, compared with 4.00 percent for the first quarter of 2007 and 3.83 percent for the fourth quarter of 2007. The 16 basis point decrease in net interest margin from the first quarter of 2007 was primarily due to funding growth in interest earning assets with borrowings and a shift in deposit mix to higher cost deposits. The one basis point increase in net interest margin from the fourth quarter of 2007 was primarily due to declines in rates paid on deposits and borrowings exceeding declines in yields on Power Assets. At April 1, 2008, $1.1 billion of variable rate consumer home equity loans were at their contractual interest rate floor compared with $388 million at January 1, 2008.

Non-interest Income

Total non-interest income was $127.3 million for the first quarter of 2008, down $16 million from the first quarter of 2007 primarily due to the $31.2 million gain on sale of the Michigan branches in 2007.

Banking fees and service charges were $63.5 million, up $1.5 million, or 2.5 percent, from the first quarter of 2007 primarily due to increased deposit service fees. Excluding the Michigan branches sold in 2007, banking fees and service charges increased 4.2 percent.

Card revenues totaled $24.8 million for the first quarter of 2008, up $1.5 million, or 6.5 percent, over the same period in 2007 due to higher sales volume primarily as a result of increases in customer transactions.

Leasing and equipment finance revenues were $12.1 million for the first quarter of 2008, down $1.9 million, or 13.3 percent, from the 2007 first quarter due to lower sales-type lease revenue and operating lease revenue. Leasing and equipment finance revenues may fluctuate from period to period based on customer driven factors not entirely within the control of TCF.

During the first quarter of 2008, Visa completed its initial public offering (IPO). As part of the IPO, Visa redeemed a portion of the shares held by Visa USA members for cash. TCF received $8.3 million from this redemption and recorded a gain.

Gains on sales of securities available for sale were $6.3 million in the first quarter of 2008 on sales of $799 million of mortgage-backed securities. There were no such sales or gains in the same period of 2007.

Branches

Number of Branches					Table 3

At period end
	Total	New		Total	New
	Branches	Branches (1)		Branches	Branches (1)
Illinois	203	31	Traditional	195	73
Minnesota	109	18	Supermarket	243	35
Michigan	56	20	Campus	15	10
Colorado	47	39		453	118
Wisconsin	28	4
Indiana	5	1
Arizona	5	5
Total Branches	453	118

(1) New branches opened since January 1, 2003.

During the first quarter of 2008, TCF opened three new branches, consisting of two traditional branches and one supermarket branch. Since January 2003, TCF has opened 118 new branches, representing 26 percent of TCF’s 453 total branches.

During the remainder of 2008, TCF plans to open eight additional branches, consisting of three traditional branches and five supermarket branches. To improve the customer experience and enhance deposit growth, TCF intends to relocate four branches to improved locations and facilities, including three traditional branches and one supermarket branch, and to remodel 19 supermarket branches and one campus branch during the remainder of 2008. As part of improving operating efficiencies, TCF decided to close and consolidate 12 Colorado supermarket branches into nearby branches by July 2008.

Additional information regarding the results of TCF’s new branches opened since January 1, 2003 is summarized as follows:

New Branch (1) Information				Table 4
			1Q08 vs 1Q07
($ in thousands)	1Q	1Q		Percent
	2008	2007	Change	Change
Number of deposit accounts	290,622	219,850	70,772	32.2%
Average deposits:
Checking	$288,734	$206,175	$82,559	40.0
Savings	334,562	211,378	123,184	58.3
Money market	38,698	27,508	11,190	40.7
Subtotal	661,994	445,061	216,933	48.7
Certificates of deposit	312,160	330,318	(18,158)	(5.5)
Total deposits	$974,154	$775,379	$198,775	25.6

Total fees and other revenue	$14,556	$10,705	$3,851	36.0

(1) New branches opened since January 1, 2003.

Power Assets®

Average Power Assets					Table 5
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q08 vs	1Q08 vs
	2008	2007	2007	4Q07	1Q07
Loans and leases: (1)
Consumer home equity:
First mortgage lien	$4,220,046	$4,112,086	$3,808,390	2.6%	10.8%
Junior lien	2,366,396	2,299,461	2,109,723	2.9	12.2
Total consumer home equity	6,586,442	6,411,547	5,918,113	2.7	11.3
Consumer other	44,008	45,294	41,853	(2.8)	5.1
Total consumer	6,630,450	6,456,841	5,959,966	2.7	11.2
Commercial real estate	2,566,415	2,445,012	2,377,683	5.0	7.9
Commercial business	543,688	574,881	554,127	(5.4)	(1.9)
Total commercial	3,110,103	3,019,893	2,931,810	3.0	6.1
Leasing and equipment finance	2,140,695	2,005,889	1,837,964	6.7	16.5
Total Power Assets	$11,881,248	$11,482,623	$10,729,740	3.5	10.7

(1) Excludes residential real estate loans, education loans held for sale and operating lease receivables.

TCF’s average Power Assets grew $1.2 billion, or 10.7 percent, from the first quarter of 2007. TCF’s average consumer home equity loan balances increased $668.3 million, or 11.3 percent, average commercial loan balances increased $178.3 million, or 6.1 percent, and average leasing and equipment finance balances increased $302.7 million, or 16.5 percent.

TCF does not have any subprime lending programs. TCF also does not originate consumer home equity loans with multiple payment options or loans with “teaser” interest rates. At March 31, 2008, 64.1 percent of the consumer home equity portfolio was secured by first liens.

Power Liabilities®

Average Power Liabilities					Table 6
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q08 vs	1Q08 vs
	2008	2007	2007	4Q07	1Q07
Non-interest bearing deposits:
Retail	$1,415,379	$1,348,202	$1,532,150	5.0%	(7.6)%
Small business	565,148	600,491	596,460	(5.9)	(5.2)
Commercial and custodial	200,624	201,161	201,860	(.3)	(.6)
Total non-interest bearing	2,181,151	2,149,854	2,330,470	1.5	(6.4)
Interest-bearing deposits:
Premier checking	1,008,802	1,026,408	1,073,500	(1.7)	(6.0)
Other checking	837,804	816,512	824,512	2.6	1.6
Subtotal	1,846,606	1,842,920	1,898,012.2		(2.7)
Premier savings	1,473,997	1,353,638	1,070,059	8.9	37.7
Other savings	1,251,053	1,229,808	1,314,471	1.7	(4.8)
Subtotal	2,725,050	2,583,446	2,384,530	5.5	14.3
Money market	589,392	598,483	610,286	(1.5)	(3.4)
Subtotal	5,161,048	5,024,849	4,892,828	2.7	5.5
Certificates of deposit	2,500,362	2,307,411	2,513,838	8.4	(.5)
Total interest-bearing	7,661,410	7,332,260	7,406,666	4.5	3.4
Power Liabilities	$9,842,561	$9,482,114	$9,737,136	3.8	1.1

Average rate on deposits	1.99%	2.29%	2.38%

Average Power Liabilities totaled $9.8 billion for the first quarter of 2008, with an average interest rate of 1.99 percent, an increase of $105.4 million, or 1.1 percent, from the first quarter of 2007. The increase was primarily driven by increases in higher-cost savings deposits, partially offset by declines in non-interest bearing deposits.

Average Power Liabilities increased $360.4 million, or 3.8 percent, from the fourth quarter of 2007, due to increases in all deposit categories except for the seasonal decline in small business checking and a small decrease in money market balances.

At March 31, 2008, Power Liabilities outstanding - totaled a record $10.4 billion.

Non-interest Expense

					Table 7
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q08 vs	1Q08 vs
	2008	2007	2007	4Q07	1Q07
Compensation and employee benefits	$88,718	$86,555	$88,093	2.5%	.7%
Occupancy and equipment	32,413	30,818	30,451	5.2	6.4
Advertising and promotions	6,296	4,632	5,981	35.9	5.3
Other	40,101	38,391	35,315	4.5	13.6
Subtotal	167,528	160,396	159,840	4.5	4.8
Visa indemnification	(3,766)	7,696	—	N.M.	N.M.
Operating lease depreciation	4,514	4,521	4,360	(.2)	3.5
Total non-interest expense	$168,276	$172,613	$164,200	(2.5)	2.5

N.M. = Not Meaningful

Non-interest expense totaled $168.3 million for the first quarter of 2008, up $4.1 million, or 2.5 percent, from $164.2 million for 2007.

Compensation and employee benefits continue to be well controlled and increased $625 thousand, or .7 percent, from the first quarter of 2007.

Occupancy and equipment expenses increased $2 million, or 6.4 percent, from the first quarter of 2007, primarily due to branch expansion, exit costs associated with the closure of 12 Colorado supermarket branches and increased weather-related branch operating costs.

Other expense increased $4.8 million, or 13.6 percent, from the first quarter of 2007, primarily due to a $2.3 million increase in net real estate expense due to higher losses on foreclosed real estate in 2008, a $555 thousand recovery on the redemption of a commercial real estate property in 2007 and a $661 thousand increase in reserves for potential losses on unfunded commitments on commercial and consumer home equity lines of credit.

As part of the Visa IPO, Visa set aside a cash escrow fund for future settlement of covered litigation. As a result, TCF recorded a $3.8 million reduction in its contingent indemnification obligation established in the fourth quarter of 2007.

Credit Quality

Credit Quality Summary				Table 8
				Percent Change
($ in thousands)	1Q	4Q	1Q	1Q08 vs	1Q08 vs
	2008	2007	2007	4Q07	1Q07
Allowance for loan and lease losses
Balance at beginning of period	$ 80,942	$ 74,632	$ 58,543	8.5%	38.3%
Charge-offs	(17,822)	(17,771)	(9,232)	.3	93.0
Recoveries	4,275	3,957	6,516	8.0	(34.4)
Net charge-offs	(13,547)	(13,814)	(2,716)	(1.9)	N.M.
Provision for credit losses	29,995	20,124	4,656	49.1	N.M.
Balance at end of period	$ 97,390	$ 80,942	$ 60,483	20.3	61.0

Allowance as a percentage of period end loans and leases	.77%	.66%	.53%
Ratio of allowance to net charge-offs (1)	1.8X	1.5X	5.6X

Net Charge-offs as a Percentage of
Average Loans and Leases (1)
Consumer home equity:
First mortgage lien	.38%	.30%	.15%
Junior lien	.84	.62	.35
Total home equity	.55	.42	.22
Total consumer	.62	.56	.20
Commercial real estate	.07	.33	.07
Commercial business	.44	.30	.11
Leasing and equipment finance	.39	.45	(.18)
Residential real estate	.13	.05	.02
Total	.44	.46	.10

Other Credit Quality Data
Delinquencies (2)
30+ days	$ 104,337	$ 82,577	$ 46,814	26.4	122.9
90+ days	$ 23,538	$ 15,384	$ 10,131	55.6	136.3
Delinquencies as a percentage of loan and lease portfolio (2):
30+ days	.83%	.67%	.41%
90+ days	.19%	.12%	.09%

Non-accrual loans and leases	$ 86,226	$ 59,854	$ 55,106	44.1	56.5
Real estate owned	47,815	45,765	27,212	4.5	75.7
Total non-performing assets	$ 134,041	$105,619	$ 82,318	26.9	62.8
Non-performing assets as a percentage of net loans and leases	1.07%	.86%	.72%

(1) Annualized
(2) Excludes non-accrual loans and leases.

At March 31, 2008, TCF’s allowance for loan and lease losses totaled $97.4 million, or .77 percent of loans and leases, compared with $60.5 million, or .53 percent, at March 31, 2007 and $80.9 million, or .66 percent, at December 31, 2007. The provision for credit losses for the first quarter of 2008 was $30 million, up from $4.7 million in the first quarter of 2007, primarily due to higher consumer home equity net charge-offs and the resulting portfolio reserve rate increases, higher reserves for certain commercial loans, primarily in Michigan, and a $2.1 million recovery in the first quarter of 2007 of a previously charged-off leveraged lease. TCF’s credit performance continues to be impacted by the negative effect of the depressed housing market and the slowing economy.

Consumer home equity net charge-offs for the first quarter of 2008 were $9 million, an increase of $2.3 million from the fourth quarter of 2007 and up $5.8 million from the first quarter of 2007. The higher net charge-offs were primarily due to the residential real estate market conditions in Minnesota and Michigan.

At March 31, 2008, TCF’s over-30-day delinquency rate was .83 percent, up from .67 percent at December 31, 2007, primarily due to consumer home equity and leasing and equipment finance receivables, partially offset by a decrease in delinquent commercial real estate loans. Total non-performing assets were $134 million, or ..82 percent of total assets, at March 31, 2008, up from $105.6 million, or ..66 percent of total assets, at December 31, 2007. The increase in non-performing assets from December 31, 2007 was primarily due to a $14.3 million increase in commercial non-accrual loans, a $9.7 million increase in consumer home equity non-accrual loans and a $2.1 million increase in real estate owned.

Income Taxes

TCF’s income tax expense was $24.4 million for the first quarter of 2008, or 34 percent of pre-tax income, compared with $27.2 million, or 24.8 percent, for the comparable 2007 period. The lower effective income tax rate for the first quarter of 2007 was primarily due to an $8.5 million reduction of income tax expense due to a favorable settlement with the Internal Revenue Service. Excluding this item, the effective income tax rate for the first quarter of 2007 was 32.5 percent.

Capital

Capital Information				Table 9
At period end
($ in thousands, except per-share data)	1Q		4Q
	2008		2007
Stockholders’ equity	$1,129,870		$1,099,012
Stockholders’ equity to total assets	6.90%		6.88%
Book value per common share	$8.94		$8.68

Risk-based capital
Tier 1	$980,270	8.34%	$964,467	8.28%
Total	1,278,720	10.87	1,245,808	10.70
Total “well-capitalized” requirement	1,176,003	10.00	1,164,829	10.00
Excess over “well-capitalized” requirement	102,717.87		80,979.70

“TCF continues to be a well-capitalized financial institution. Given current market and economic conditions, we believe it is prudent to preserve TCF’s capital. As a result, we are not repurchasing TCF shares,” said Lynn A. Nagorske. No repurchases of common stock were made in the first quarter of 2008 compared with 100,000 shares repurchased in the fourth quarter of 2007.

Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, www.tcfbank.com, on April 22, 2008 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $16.4 billion in total assets. The company has 453 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona, providing retail and commercial banking services, and investments and insurance products. TCF also conducts leasing and equipment finance business in all 50 states.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited, to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legal, legislative or other changes affecting customer account charges and fee income; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; including adoption of state legislation that would increase state taxes; impact of federal legislation enacted in September 2007, reducing interest subsidies and other benefits available to TCF in its education lending programs; adverse findings in tax audits or regulatory examinations and resulting enforcement actions; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; and results of litigation, including possible increases in indemnification obligations for certain litigation against Visa USA (“covered litigation”) and potential reductions in card revenues resulting from other litigation against Visa; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31,		Change
	2008	2007	$	%
Interest income:
Loans and leases	$211,777	$201,605	$10,172	5.0
Securities available for sale	28,279	25,105	3,174	12.6
Education loans held for sale	3,452	4,146	(694)	(16.7)
Investments	1,642	2,806	(1,164)	(41.5)
Total interest income	245,150	233,662	11,488	4.9
Interest expense:
Deposits	48,728	57,155	(8,427)	(14.7)
Borrowings	53,593	41,030	12,563	30.6
Total interest expense	102,321	98,185	4,136	4.2
Net interest income	142,829	135,477	7,352	5.4
Provision for credit losses	29,995	4,656	25,339	N.M.
Net interest income after provision for credit losses	112,834	130,821	(17,987)	(13.7)
Non-interest income:
Fees and service charges	63,547	62,022	1,525	2.5
Card revenue	24,771	23,261	1,510	6.5
ATM revenue	7,970	8,749	(779)	(8.9)
Investments and insurance revenue	3,235	2,178	1,057	48.5
Subtotal	99,523	96,210	3,313	3.4
Leasing and equipment finance	12,134	14,001	(1,867)	(13.3)
Other	1,048	1,953	(905)	(46.3)
Fees and other revenue	112,705	112,164	541.5
Visa share redemption	8,308	—	8,308	N.M.
Gains on sales of securities available for sale	6,286	—	6,286	N.M.
Gains on sales of branches and real estate	—	31,173	(31,173)	(100.0)
Total non-interest income	127,299	143,337	(16,038)	(11.2)
Non-interest expense:
Compensation and employee benefits	88,718	88,093	625.7
Occupancy and equipment	32,413	30,451	1,962	6.4
Advertising and promotions	6,296	5,981	315	5.3
Other	36,335	35,315	1,020	2.9
Subtotal	163,762	159,840	3,922	2.5
Operating lease depreciation	4,514	4,360	154	3.5
Total non-interest expense	168,276	164,200	4,076	2.5
Income before income tax expense	71,857	109,958	(38,101)	(34.7)
Income tax expense	24,431	27,234	(2,803)	(10.3)
Net income	$47,426	$82,724	$(35,298)	(42.7)

Net income per common share:
Basic	$.38	$.65	$(.27)	(41.5)
Diluted	.38	$.65	(.27)	(41.5)

Dividends declared per common share	$.25	$.2425	$.0075	3.1

Average common and common equivalent shares outstanding (in thousands):
Basic	124,645	127,676	(3,031)	(2.4)
Diluted	125,120	127,921	(2,801)	(2.2)

N.M.   Not meaningful

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2008	2007	2007	2007	2007
ASSETS

Cash and due from banks	$331,171	$358,174	$282,502	(7.5)%	17.2%
Investments	144,179	148,267	272,273	(2.8)	(47.0)
Securities available for sale	2,177,262	1,963,681	1,859,244	10.9	17.1
Education loans held for sale	223,333	156,135	208,107	43.0	7.3
Loans and leases:
Consumer home equity and other	6,784,621	6,590,631	6,041,881	2.9	12.3
Commercial real estate	2,596,050	2,557,330	2,362,023	1.5	9.9
Commercial business	535,014	558,325	561,434	(4.2)	(4.7)
Leasing and equipment finance	2,180,782	2,104,343	1,849,874	3.6	17.9
Subtotal	12,096,467	11,810,629	10,815,212	2.4	11.8
Residential real estate	506,394	527,607	602,748	(4.0)	(16.0)
Total loans and leases	12,602,861	12,338,236	11,417,960	2.1	10.4
Allowance for loan and lease losses	(97,390)	(80,942)	(60,483)	(20.3)	(61.0)
Net loans and leases	12,505,471	12,257,294	11,357,477	2.0	10.1
Premises and equipment, net	439,532	438,452	416,570.2		5.5
Goodwill	152,599	152,599	152,599	—	—
Other assets	396,817	502,452	349,603	(21.0)	13.5
Total assets	$16,370,364	$15,977,054	$14,898,375	2.5	9.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,288,960	$4,108,527	$4,404,950	4.4	(2.6)
Savings	2,882,813	2,636,820	2,415,895	9.3	19.3
Money market	585,840	576,667	599,635	1.6	(2.3)
Subtotal	7,757,613	7,322,014	7,420,480	5.9	4.5
Certificates of deposit	2,599,456	2,254,535	2,477,230	15.3	4.9
Total deposits	10,357,069	9,576,549	9,897,710	8.2	4.6
Short-term borrowings	138,442	556,070	47,376	(75.1)	192.2
Long-term borrowings	4,414,644	4,417,378	3,571,930	(.1)	23.6
Total borrowings	4,553,086	4,973,448	3,619,306	(8.5)	25.8
Accrued expenses and other liabilities	330,339	328,045	319,351.7		3.4
Total liabilities	15,240,494	14,878,042	13,836,367	2.4	10.1
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 131,065,676; 131,468,699 and 131,520,842 shares issued	1,311	1,315	1,315	(.3)	(.3)
Additional paid-in capital	349,392	354,563	350,739	(1.5)	(.4)
Retained earnings, subject to certain restrictions	942,937	926,875	835,218	1.7	12.9
Accumulated other comprehensive loss	(3,000)	(18,055)	(32,238)	83.4	90.7
Treasury stock at cost, 4,752,480; 4,866,480 and 52,397,230 shares, and other	(160,770)	(165,686)	(93,026)	3.0	(72.8)
Total stockholders’ equity	1,129,870	1,099,012	1,062,008	2.8	6.4
Total liabilities and stockholders’ equity	$16,370,364	$15,977,054	$14,898,375	2.5	9.9

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

							Allowance as % of Portfolio
	At March 31, 2008		At December 31, 2007		At March 31, 2007		Change from
	Allowance		Allowance		Allowance		Dec. 31,		Mar. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2007		2007
Consumer home equity	$38,891.58%		$30,951.47%		$15,345.26%		11	bps	32	bps
Consumer other	1,893	3.07	2,059	3.05	1,965	3.33	2		(26)
Total consumer home equity and other	40,784.60		33,010.50		17,310.29		10		31
Commercial real estate	33,051	1.27	25,891	1.01	22,367.95		26		32
Commercial business	6,912	1.29	7,077	1.27	7,294	1.30	2		(1)
Leasing and equipment finance	15,942.73		14,319.68		12,970.70		5		3
Residential real estate	701.14		645.12		542.09		2		5
Total	$97,390.77		$80,942.66		$60,483.53		11		24

Net Charge-Offs

	Quarter Ended					Change from
	Mar. 31	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2008	2007	2007	2007	2007	2007		2007
Consumer home equity
First mortgage lien	$4,040	$3,130	$2,656	$2,137	$1,413	$910		$2,627
Junior lien	4,973	3,585	3,231	2,364	1,849	1,388		3,124
Total consumer home equity	9,013	6,715	5,887	4,501	3,262	2,298		5,751
Consumer other	1,195	2,379	3,269	1,075	(287)	(1,184)		1,482
Total consumer home equity and other	10,208	9,094	9,156	5,576	2,975	1,114		7,233
Commercial real estate	466	1,987	19	—	403	(1,521)		63
Commercial business	597	430	627	43	148	167		449
Leasing and equipment finance	2,105	2,234	1,164	1,362	(838)	(129)		2,943
Residential real estate	171	69	94	22	28	102		143
Total	$13,547	$13,814	$11,060	$7,003	$2,716	$(267)		$10,831

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2008	2007	2007	2007	2007	2007		2007
Consumer home equity
First mortgage lien	.38%	.30%	.27%	.22%	.15%	8	bps	23	bps
Junior lien	.84	.62	.58	.44	.35	22		49
Total consumer home equity	.55	.42	.38	.30	.22	13		33
Total consumer	.62	.56	.59	.37	.20	6		42
Commercial real estate	.07	.33	—	—	.07	(26)		—
Commercial business	.44	.30	.44	.03	.11	14		33
Leasing and equipment finance	.39	.45	.24	.29	(.18)	(6)		57
Residential real estate	.13	.05	.07	.01	.02	8		11
Total	.44	.46	.38	.24	.10	(2)		34

Non-performing assets
	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2008	2007	2007	2007	2007	2007		2007
Non-accrual loans and leases:
Consumer home equity
First mortgage lien	$28,412	$20,776	$13,794	$11,309	$12,677	$7,636		$15,735
Junior lien	7,434	5,391	4,610	4,563	5,348	2,043		2,086
Total consumer home equity	35,846	26,167	18,404	15,872	18,025	9,679		17,821
Consumer other	13	6	11	29	34	7		(21)
Total consumer home equity and other	35,859	26,173	18,415	15,901	18,059	9,686		17,800
Commercial real estate	34,300	19,999	13,824	11,746	25,500	14,301		8,800
Commercial business	2,350	2,658	2,686	3,337	2,292	(308)		58
Leasing and equipment finance	10,726	8,050	9,177	6,886	5,978	2,676		4,748
Residential real estate	2,991	2,974	3,133	2,521	3,277	17		(286)
Total non-accrual loans and leases	86,226	59,854	47,235	40,391	55,106	26,372		31,120
Other real estate owned:
Residential real estate	30,415	28,752	28,444	30,111	26,241	1,663		4,174
Commercial real estate	17,400	17,013	14,566	14,702	971	387		16,429
Total other real estate owned	47,815	45,765	43,010	44,813	27,212	2,050		20,603
Total non-performing assets	$134,041	$105,619	$90,245	$85,204	$82,318	$28,422		$51,723

Non-performing assets as a percentage of net loans and leases	1.07%	.86%	.76%	.74%	.72%	21	bps	35	bps

(1)   Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency data - principal balances (1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2008	2007	2007	2007	2007	2007		2007
30 days or more:
Consumer home equity
First mortgage lien	$50,097	$31,784	$27,957	$19,288	$20,654	$18,313		$29,443
Junior lien	15,378	12,289	11,185	8,709	6,729	3,089		8,649
Total consumer home equity	65,475	44,073	39,142	27,997	27,383	21,402		38,092
Consumer other	342	377	416	272	270	(35)		72
Total consumer home equity and other	65,817	44,450	39,558	28,269	27,653	21,367		38,164
Commercial real estate	7,888	11,382	7,140	10,739	3,857	(3,494)		4,031
Commercial business	527	1,071	2,653	183	1,021	(544)		(494)
Leasing and equipment finance	19,956	15,691	15,651	11,016	7,102	4,265		12,854
Residential real estate	10,149	9,983	9,567	8,480	7,181	166		2,968
Total 30 days or more	$104,337	$82,577	$74,569	$58,687	$46,814	$21,760		$57,523

Total 90 days or more and still accruing	$23,538	$15,384	$13,887	$20,754	$10,131	$8,559		$13,812

Delinquency data - % of portfolio (1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2008	2007	2007	2007	2007	2007		2007
30 days or more:
Consumer home equity
First mortgage lien	1.17%	.76%	.69%	.50%	.54%	41	bps	63	bps
Junior lien	.64	.53	.50	.40	.32	11		32
Total consumer home equity	.98	.68	.62	.46	.46	30		52
Consumer other	.55	.56	.62	.42	.71	(1)		(16)
Total consumer home equity and other	.98	.68	.62	.46	.46	30		52
Commercial real estate	.31	.45	.30	.46	.17	(14)		14
Commercial business	.10	.19	.46	.03	.18	(9)		(8)
Leasing and equipment finance	.92	.75	.80	.58	.39	17		53
Residential real estate	2.02	1.90	1.76	1.49	1.20	12		82
Total 30 days or more	.83	.67	.63	.51	.41	16		42

Total 90 days or more and still accruing	.19	.12	.12	.18	.09	7		10

Potential Problem Loans and Leases (2)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2008	2007	2007	2007	2007	2007		2007
Consumer home equity (3)	$15,120	$4,861	$1,102	$-	$-	$10,259		$15,120
Commercial real estate	36,172	31,511	42,277	35,956	25,563	4,661		10,609
Commercial business	34,787	8,695	8,764	8,557	16,747	26,092		18,040
Leasing and equipment finance	16,010	15,015	14,109	12,022	12,316	995		3,694
	$102,089	$60,082	$66,252	$56,535	$54,626	$42,007		$47,463

(1)   Excludes non-accrual loans and leases.

(2)   Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

(3)   Consists of certain loans with restructured terms.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2008			2007
	Average	Yields and	Average	Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments	$150,659	$1,642	4.38%	$231,256	$2,806	4.91%
Securities available for sale	2,140,951	28,279	5.28	1,861,335	25,105	5.40
Education loans held for sale	215,434	3,452	6.44	201,924	4,146	8.33
Loans and leases:
Consumer home equity:
Fixed-rate	4,983,410	85,938	6.94	4,475,520	76,676	6.95
Variable-rate	1,603,032	28,194	7.07	1,442,593	31,408	8.83
Consumer - other	44,008	980	8.96	41,853	1,021	9.89
Total consumer home equity and other	6,630,450	115,112	6.98	5,959,966	109,105	7.42
Commercial real estate:
Fixed- and adjustable-rate	1,975,344	31,244	6.36	1,732,636	27,236	6.38
Variable-rate	591,071	8,778	5.97	645,047	12,281	7.72
Total commercial real estate	2,566,415	40,022	6.27	2,377,683	39,517	6.74
Commercial business:
Fixed- and adjustable-rate	177,691	2,755	6.24	163,014	2,606	6.48
Variable-rate	365,997	5,373	5.90	391,113	7,247	7.51
Total commercial business	543,688	8,128	6.01	554,127	9,853	7.21
Leasing and equipment finance	2,140,695	40,933	7.65	1,837,964	34,247	7.45
Subtotal	11,881,248	204,195	6.90	10,729,740	192,722	7.27
Residential real estate	517,791	7,582	5.86	614,970	8,883	5.79
Total loans and leases	12,399,039	211,777	6.86	11,344,710	201,605	7.19

Total interest-earning assets	14,906,083	245,150	6.60	13,639,225	233,662	6.92

Other assets	1,228,970			1,162,261

Total assets	$16,135,053			$14,801,486

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,415,379			$1,532,150
Small business	565,148			596,460
Commercial and custodial	200,624			201,860
Total non-interest bearing deposits	2,181,151			2,330,470
Interest-bearing deposits:
Premier checking	1,008,802	4,057	1.62	1,073,500	8,206	3.10
Other checking	837,804	674	0.32	824,512	534	0.26
Subtotal	1,846,606	4,731	1.03	1,898,012	8,740	1.87
Premier savings	1,473,997	11,781	3.21	1,070,059	11,319	4.29
Other savings	1,251,053	3,007	0.97	1,314,471	3,594	1.11
Subtotal	2,725,050	14,788	2.18	2,384,530	14,913	2.54
Money market	589,392	2,972	2.03	610,286	4,349	2.89
Subtotal	5,161,048	22,491	1.76	4,892,828	28,002	2.32
Certificates of deposit	2,500,362	26,237	4.21	2,513,838	29,153	4.70
Total interest-bearing deposits	7,661,410	48,728	2.56	7,406,666	57,155	3.13

Total deposits	9,842,561	48,728	1.99	9,737,136	57,155	2.38

Borrowings:
Short-term borrowings	399,023	3,610	3.64	87,928	1,172	5.41
Long-term borrowings	4,414,630	49,983	4.55	3,599,032	39,858	4.49
Total borrowings	4,813,653	53,593	4.48	3,686,960	41,030	4.51

Total deposits and borrowings	14,656,214	102,321	2.81	13,424,096	98,185	2.96

Other liabilities	368,216			337,178

Total liabilities	15,024,430			13,761,274

Stockholders’ equity	1,110,623			1,040,212

Total liabilities and stockholders’ equity	$16,135,053			$14,801,486

Net interest income and margin		$142,829	3.84%		$135,477	4.00%

(1)   Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
Interest income:
Loans and leases	$211,777	$215,082	$213,528	$206,738	$201,605
Securities available for sale	28,279	29,372	28,439	26,665	25,105
Education loans held for sale	3,452	3,153	2,588	3,365	4,146
Investments	1,642	1,595	2,279	1,557	2,806
Total interest income	245,150	249,202	246,834	238,325	233,662
Interest expense:
Deposits	48,728	54,788	60,440	58,242	57,155
Borrowings	53,593	54,843	48,690	42,658	41,030
Total interest expense	102,321	109,631	109,130	100,900	98,185
Net interest income	142,829	139,571	137,704	137,425	135,477
Provision for credit losses	29,995	20,124	18,883	13,329	4,656
Net interest income after provision for credit losses	112,834	119,447	118,821	124,096	130,821
Non-interest income:
Fees and service charges	63,547	72,331	71,965	71,728	62,022
Card revenue	24,771	25,058	25,685	24,876	23,261
ATM revenue	7,970	8,306	9,251	9,314	8,749
Investments and insurance revenue	3,235	2,736	2,632	2,772	2,178
Subtotal	99,523	108,431	109,533	108,690	96,210
Leasing and equipment finance	12,134	14,841	15,110	15,199	14,001
Other	1,048	1,573	1,751	2,993	1,953
Fees and other revenue	112,705	124,845	126,394	126,882	112,164
Visa share redemption	8,308	—	—	—	—
Gains on sales of securities available for sale	6,286	11,261	2,017	—	—
Gains on sales of branches and real estate	—	2,752	1,246	2,723	31,173
Total non-interest income	127,299	138,858	129,657	129,605	143,337
Non-interest expense:
Compensation and employee benefits	88,718	86,555	85,113	86,707	88,093
Occupancy and equipment	32,413	30,818	30,226	29,329	30,451
Advertising and promotions	6,296	4,632	5,480	5,586	5,981
Other	36,335	46,087	37,632	36,531	35,315
Subtotal	163,762	168,092	158,451	158,153	159,840
Operating lease depreciation	4,514	4,521	4,326	4,381	4,360
Total non-interest expense	168,276	172,613	162,777	162,534	164,200
Income before income tax expense	71,857	85,692	85,701	91,167	109,958
Income tax expense	24,431	22,875	26,563	29,038	27,234
Net income	$47,426	$62,817	$59,138	$62,129	$82,724

Net income per common share:
Basic	$.38	$.51	$.48	$.49	$.65
Diluted	.38	.50	.48	.49	.65

Dividends declared per common share	$.25	$.2425	$.2425	$.2425	$.2425

Financial Ratios:

Return on average assets (1)	1.18%	1.60%	1.55%	1.67%	2.24%
Return on average common equity (1)	17.08	23.55	23.39	24.16	31.81
Net interest margin (1)	3.84	3.83	3.90	4.02	4.00
Net charge-offs as a percentage of average loans and leases (1)	.44	.46	.38	.24	.10
Average total equity to average assets	6.88	6.79	6.64	6.92	7.03

(1)   Annualized

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
ASSETS

Cash and due from banks	$304,442	$310,011	$309,596	$297,231	$309,741
Investments	150,659	147,058	203,406	130,977	231,256
Securities available for sale	2,140,951	2,187,068	2,078,155	1,967,524	1,861,335
Education loans held for sale	215,434	153,146	110,449	153,566	201,924
Loans and leases:
Consumer home equity:
Fixed-rate	4,983,410	4,889,304	4,750,552	4,614,322	4,475,520
Variable-rate	1,603,032	1,522,243	1,455,701	1,421,390	1,442,593
Consumer - other	44,008	45,294	45,440	41,708	41,853
Total consumer home equity and other	6,630,450	6,456,841	6,251,693	6,077,420	5,959,966
Commercial real estate:
Fixed- and adjustable-rate	1,975,344	1,839,817	1,786,829	1,750,690	1,732,636
Variable-rate	591,071	605,195	584,378	598,918	645,047
Total commercial real estate	2,566,415	2,445,012	2,371,207	2,349,608	2,377,683
Commercial business:
Fixed- and adjustable-rate	177,691	179,525	170,593	165,780	163,014
Variable-rate	365,997	395,356	395,871	391,354	391,113
Total commercial business	543,688	574,881	566,464	557,134	554,127
Leasing and equipment finance	2,140,695	2,005,889	1,937,269	1,879,958	1,837,964
Subtotal	11,881,248	11,482,623	11,126,633	10,864,120	10,729,740
Residential real estate	517,791	537,449	559,413	587,400	614,970
Total loans and leases	12,399,039	12,020,072	11,686,046	11,451,520	11,344,710
Allowance for loan and lease losses	(84,048)	(77,072)	(68,564)	(61,934)	(58,714)
Net loans and leases	12,314,991	11,943,000	11,617,482	11,389,586	11,285,996
Premises and equipment	440,516	435,426	427,632	420,967	414,041
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	415,461	377,464	325,846	339,170	344,594
	$16,135,053	$15,705,772	$15,225,165	$14,851,620	$14,801,486

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,415,379	$1,348,202	$1,406,155	$1,492,429	$1,532,150
Small business	565,148	600,491	596,197	586,711	596,460
Commercial and custodial	200,624	201,161	195,529	199,226	201,860
Total non-interest bearing deposits	2,181,151	2,149,854	2,197,881	2,278,366	2,330,470
Interest-bearing deposits:
Premier checking	1,008,802	1,026,408	1,048,449	1,070,397	1,073,500
Other checking	837,804	816,512	823,833	834,405	824,512
Subtotal	1,846,606	1,842,920	1,872,282	1,904,802	1,898,012
Premier savings	1,473,997	1,353,638	1,202,672	1,109,341	1,070,059
Other savings	1,251,053	1,229,808	1,274,164	1,300,857	1,314,471
Subtotal	2,725,050	2,583,446	2,476,836	2,410,198	2,384,530
Money market	589,392	598,483	606,198	604,217	610,286
Subtotal	5,161,048	5,024,849	4,955,316	4,919,217	4,892,828
Certificates of deposit	2,500,362	2,307,411	2,498,936	2,525,886	2,513,838
Total interest-bearing deposits	7,661,410	7,332,260	7,454,252	7,445,103	7,406,666
Total deposits	9,842,561	9,482,114	9,652,133	9,723,469	9,737,136
Borrowings:
Short-term borrowings	399,023	450,027	183,582	196,169	87,928
Long-term borrowings	4,414,630	4,340,891	4,043,570	3,566,883	3,599,032
Total borrowings	4,813,653	4,790,918	4,227,152	3,763,052	3,686,960
Accrued expenses and other liabilities	368,216	365,888	334,630	336,676	337,178
Total liabilities	15,024,430	14,638,920	14,213,915	13,823,197	13,761,274
Stockholders’ equity:
Common stock	1,312	1,315	1,315	1,315	1,316
Additional paid-in capital	351,447	353,365	351,905	351,312	344,685
Retained earnings	926,497	901,799	871,691	841,757	795,884
Accumulated other comprehensive loss	(5,715)	(24,229)	(52,355)	(42,754)	(34,939)
Treasury stock at cost and other	(162,918)	(165,398)	(161,306)	(123,207)	(66,734)
	1,110,623	1,066,852	1,011,250	1,028,423	1,040,212
	$16,135,053	$15,705,772	$15,225,165	$14,851,620	$14,801,486

Supplemental Information:
Securities available for sale	$2,140,951	$2,187,068	$2,078,155	$1,967,524	$1,861,335
Residential real estate loans	517,791	537,449	559,413	587,400	614,970
Total securities available for sale and residential real estate loans	$2,658,742	$2,724,517	$2,637,568	$2,554,924	$2,476,305

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2008	2007	2007	2007	2007
ASSETS

Investments	4.38%	4.31%	4.45%	4.77%	4.91%
Securities available for sale	5.28	5.37	5.47	5.42	5.40
Education loans held for sale	6.44	8.17	9.30	8.79	8.33
Loans and leases:
Consumer home equity:
Fixed-rate	6.94	6.98	6.99	6.97	6.95
Variable-rate	7.07	7.98	8.67	8.80	8.83
Consumer - other	8.96	9.76	9.74	10.16	9.89
Total consumer home equity and other	6.98	7.23	7.40	7.42	7.42
Commercial real estate:
Fixed- and adjustable-rate	6.36	6.44	6.44	6.42	6.38
Variable-rate	5.97	7.09	7.86	7.83	7.72
Total commercial real estate	6.27	6.60	6.79	6.78	6.74
Commercial business:
Fixed- and adjustable-rate	6.24	6.31	6.32	6.47	6.48
Variable-rate	5.90	6.91	7.51	7.50	7.51
Total commercial business	6.01	6.72	7.16	7.19	7.21
Leasing and equipment finance	7.65	7.82	7.84	7.67	7.45
Subtotal	6.90	7.17	7.34	7.31	7.27
Residential real estate	5.86	5.77	5.77	5.85	5.79
Total loans and leases	6.86	7.11	7.26	7.24	7.19

Total interest-earning assets	6.60	6.83	6.97	6.97	6.92

LIABILITIES

Interest-bearing deposits:
Premier checking	1.62	2.49	3.05	2.98	3.10
Other checking	.32	.40	.43	.35	.26
Subtotal	1.03	1.57	1.90	1.83	1.87
Premier savings	3.21	4.05	4.35	4.22	4.29
Other savings	.97	1.13	1.29	1.15	1.11
Subtotal	2.18	2.66	2.77	2.56	2.54
Money market	2.03	2.76	3.02	2.89	2.89
Subtotal	1.76	2.27	2.48	2.32	2.32
Certificates of deposit	4.21	4.47	4.68	4.73	4.70
Total interest-bearing deposits	2.56	2.96	3.22	3.14	3.13

Total deposits	1.99	2.29	2.48	2.40	2.38

Borrowings:
Short-term borrowings	3.64	4.57	5.32	5.22	5.41
Long-term borrowings	4.55	4.54	4.54	4.51	4.49
Total borrowings	4.48	4.54	4.57	4.55	4.51

Total interest-bearing liabilities	3.30	3.59	3.71	3.61	3.59

Net interest margin	3.84%	3.83%	3.90%	4.02%	4.00%

(1) Annualized